Exhibit 10.19

English Translation

Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited

Equity Joint Venture Contract

December 18, 2013

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Table of Contents

CHAPTER 1	DEFINITIONS	4

CHAPTER 2	ESTABLISHEMENT OF THE JOINT VENTURE COMPANY	6

CHAPTER 3	PURPOSE AND SCOPE OF BUSINESS OF THE JOINT VENTURE COMPANY	7

CHAPTER 4	TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL	7

CHAPTER 5	ASSIGNMENT OF INVESTMENT SHARES	11

CHAPTER 6	SPECIAL OBLIGATIONS OF THE PARTIES	12

CHAPTER 7	REPRESENTATIONS, UNDERTAKING AND WARRANTIES	13

CHAPTER 8	BOARD OF DIRECTORS	15

CHAPTER 9	SUPERVISORS	19

CHAPTER 10	MANAGEMENT ORGANIZATION	20

CHAPTER 11	PURCHASE OF EQUIPMENT AND MATERIAL	22

CHAPTER 12	DISTRIBUTION AND PRODUCT PROCESSING BUSINESS	23

CHAPTER 13	DISPOSAL OF CREDITS AND DEBTS AND TRANSITIONAL ARRANGEMENTS	23

CHAPTER 14	LABOUR MANAGEMENT	26

CHAPTER 15	TAXATION	28

CHAPTER 16	FINANCIAL AFFAIRS AND ACCOUNTING	28

CHAPTER 17	FOREIGN EXCHANGE CONTROL	30

CHAPTER 18	EFFECTIVE DATE, TERM AND TERMINATION	30

CHAPTER 19	LIQUIDATION and DISPOSAL OF THE ASSETS OF THE JOINT VENTURE COMPANY	32

CHAPTER 20	INSURANCE	34

CHAPTER 21	AMENDMENT OF THE CONTRACT	34

CHAPTER 22	FORCE MAJEURE	34

CHAPTER 23	SETTLEMENT OF DISPUTES AND GOVERNING LAW	35

CHAPTER 24	CONFIDENTIALITY	35

CHAPTER 25	BREACH OF CONTRACT	36

CHAPTER 26	GENERAL PROVISIONS	36

CHAPTER 27	APPENDICES	37

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Equity Joint Venture Contract

THIS EQUITY JOINT VENTURE CONTRACT (this “Contract” or the “Contract”) is jointly signed in Shanghai, the People’s Republic of China on this 18th day of December, 2013 by and between:

Party A: Sinopharm Group Co., Ltd., an enterprise legal person duly established and existing under the laws of People’s Republic of China and registered with Shanghai Municipal Administration for Industry and Commerce, with its legal address at 6F, 221 Fuzhou Road, Huangpu District, Shanghai, China; legal representative: WEI Yulin; title: Chairman; facsimile: (86-21) 23052241.

Party B: Hutchison Chinese Medicine GSP (HK) Holdings Limited, a limited liability company duly established under the laws of Hong Kong, with its legal address at 22F, Hutchison House, 10 Harcourt Road, Central, Hong Kong; legal representative : Christian Lawrence Hogg; title: Director; facsimile: (852) 2121-8281.

Preamble

In accordance with the Law of People’s Republic of China on Sino-foreign Equity Joint Venture Enterprises, the implementing regulations issued thereunder, the Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors, and other applicable laws and regulations of the People’s Republic of China, the aforesaid Parties, adhering to the principles of equality and mutual benefit and through friendly consultations, agree to, by way of subscription of the Increased Registered Capital (defined below), covert the Sinopharm Holdings Huyong Pharmaceutical (Shanghai) Co., Ltd. into a Sino-foreign joint venture company in which Party A will hold 49% of the equity and Party B will hold 51% of the equity on the following terms and conditions.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

CHAPTER I

DEFINITIONS

For the purpose of this Contract, the following terms shall have the following meanings:

1.1.                            “Subsidiary” shall mean any company controlled directly or indirectly by any Party of this Contract. “Control” shall mean having, directly or indirectly, ownership of more than fifty percent (50%) of the equity interests or control power or management power.

1.2.                            “Affiliate” shall mean any company which is controlling, controlled by or under common control with any Party hereof. “Control” shall have the meaning ascribed to it in Section 1.01 hereof.

1.3.                            “Associate Company” shall mean any company in which any Party of this Contract holds, directly or indirectly, more than 20% and less than 50% of equity interests.

1.4.                            “Parties hereto” or “Parties” shall mean Party A and Party B. “A Party hereto” or “Party” shall mean Party A or Party B, as the context may require.

1.5.                            “Investing Party” or “Investing Parties” shall mean Party A or Party B or both Party A and Party B, as the context may require.

1.6.                            “Shanghai Huyong” shall mean Sinopharm Holdings Huyong Pharmaceutical (Shanghai) Co., Ltd., which is currently a limited liability company wholly owned by Party A.

1.7.                            “JVC” shall mean “Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited”, a Sino-foreign joint venture company converted from Shanghai Huyong through subscription of the Increased Registered Capital thereof by the Investing Parties according to this Contract.

1.8.                            “Investment” shall mean the actual capital contributions made by the Parties to the JVC and the Parties’ ownership percentage in the JVC in proportion to their contributions to the JVC.

1.9.                            “Articles of Association” shall mean the Articles of Association of the JVC which is executed by the Parties concurrently with the execution of this Contract.

1.10.                     “this Contract” or “the Contract” shall mean the main body of this “Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited Joint Venture Contract” and all appendices attached hereto.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.11.                     “Capital Increase Agreement” shall mean “Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited Capital Increase Agreement” which is executed by the Parties concurrently with the execution of this Contract.

1.12.                     “Board of Directors” or “Board” shall mean the Board of Directors of the JVC consisted of the Directors nominated by the Investing Parties hereto.

1.13.                     “Appraisal Report” shall mean the Appraisal Report of Enterprise Value (Hu Dongzhou Asset Appraisal Report Zi[2013] No.0534121) issued by Shanghai Dongzhou Asset Appraisal Co., Ltd. on October 15, 2013 attached hereto as Appendix A.

1.14.                     “Appraisal Date” shall mean December 31, 2012.

1.15.                     “Effective Date” shall mean the approval date specified in the Foreign-invested Enterprise Approval Certificate issued by the Approval Authority (defined in Section 1.14 below) to the JVC upon the approval of this Contract, Articles of Association and the Capital Increase Agreement.

1.16.                     “Date of Establishment” shall mean the date of issuance of the renewed business license to the JVC after the conversion of Shanghai Huyong into a Sino-foreign joint venture company (the renewed business license specifies the nature of the company is a Sino-foreign joint venture company with the registered capital of [**] ).

1.17.                     “Approval Authority” shall mean the Ministry of Commerce of the PRC and the affiliated agency authorized by it with the approval authority to approve specific matters.

1.18.                     “Joint Venture Term” shall mean the term set forth in Section 18.02 hereunder or that term as may be extended or shortened pursuant to Section 18.02, 18.03 or Section 18.04 hereunder.

1.19.                     “Renminbi” or “RMB” shall mean the lawful currency of the PRC.

1.20.                     “SAFE” shall mean the State Administration of Foreign Exchange of PRC or its Shanghai Municipal branch.

1.21.                     “Working Personnel” shall mean all workers and other staff of the JVC, including personnel seconded to the JVC by either Party, except for the Directors and Senior Personnel.

1.22.                     “Three Funds” shall mean the reserve fund, enterprise development fund and employee bonus and welfare fund.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

1.23.                     “PRC” or “China” shall mean the People’s Republic of China.

1.24.                     “Hong Kong” shall mean Hong Kong Special Administrative Region of the People’s Republic of China.

1.25.                     “PRC Laws” shall mean all current effective laws, regulations, administrative rules, regulatory document, judicial interpretations and other legally-binding decisions formulated and published by the legislative bodies, governments at all levels and their functional departments, the Supreme People’s Court and the Supreme People’s Procuratorate.

CHAPTER II

ESTABLISHEMENT OF THE JOINT VENTURE COMPANY

2.1.                            In accordance with the “Law of People’s Republic of China on Sino-foreign Equity Joint Venture Enterprises”, the implementing regulations issued thereunder, the “Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors” and other applicable PRC Laws, the Parties, adhering to the principles of equality and mutual benefit and through friendly consultations, agree to convert the Shanghai Huyong into a joint venture company invested and operated by both Parties through the subscription of the Increased Registered Capital (defined below) of Shanghai Hongyu by Party B.

2.2.                            The JVC will apply for the alteration of registration with the Shanghai Municipal Administration for Industry and Commerce, China. All activities in China of the JVC shall be conducted in compliance with PRC Laws and be governed and protected by PRC Laws.

2.3.                            The JVC shall be a limited liability company.  The liability of the Investing Parties shall be limited to the amounts of their respective capital contributions. The JVC shall bear all the liabilities with all its assets.

2.4.                            The profits, risks, and losses shall be shared by the Investing Parties in proportion (49% :51%) to their respective ownership percentage on the condition that Party A and Party B has performed their obligations of paying capital contributions according to the Section 4.04 hereof.

2.5.                            The JVC shall be an independent economic entity.  It shall be entitled to all preferential treatment granted to the Sino-foreign joint venture enterprises by Shanghai Municipal People’s Government. The JVC shall have full autonomy in its business operations, and shall have the right to decide on its business strategies in accordance with its own best interests.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

2.6.                            The Chinese name of the JVC is: 国药控股和记黄埔医药（上海）有限公司.  The English name of the JVC is: HUTCHISON WHAMPOA SINOPHARM PHARMACEUTICALS (SHANGHAI) COMPANY LIMITED.

2.7.                            The legal address of the JVC is Tower 1, 563 Jujiaqiao Road, Pudong New District, Shanghai, China.

CHAPTER III

PURPOSE AND SCOPE OF BUSINESS
OF THE JOINT VENTURE COMPANY

3.1.                            The purpose of the JVC shall be, through the joint venture of both Parties, to strengthen the economic cooperation and technology communications, to promote the development and modernization of China’s pharmaceutical and healthcare industry; to use advanced technologies, equipment and devices to absorb the advanced management experience and method from abroad, so as to bring satisfactory economic benefits to the Parties.

3.2.                            The scope of business of the JVC shall be wholesale of traditional Chinese medicine preparations, chemical medicine preparations, antibiotics, biochemical drugs, biological products (subject to license where a license is required); sales of medical devices (see license for business scope, subject to license where a license is required); sales of pre-packaged food (except for cooked foods and pot-stewed foods, chilled and frozen) (subject to license where a license is required); sales of daily necessities; import and export of goods and technologies; cargo agency; warehousing (except for hazardous materials); business information consultation, investment consultation (except for brokerage services); exhibition services; computer software and hardware development; setup of branches.

The above scope of business shall be subject to the final approval of the competent Approval Authority.

CHAPTER IV

TOTAL AMOUNT OF INVESTMENT
AND REGISTERED CAPITAL

4.1.                            The total amount of investment of the JVC shall be [**].

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.2.                            The registered capital of the JVC shall be [**] (comprised of [**] of Shanghai Huyong’s current paid-in capital and [**] of the increased registered capital (the “Increased Registered Capital”) issued to and subscribed by Party B in order to convert Shanghai Huyong’s into the JVC).

4.3.                            The capital contributions and ownership percentage of each Party shall be as follows:

(1)                                 Party A’s contribution to the JVC’s registered capital shall be [**] (which has been fully paid up by Party A), representing forty-nine percent (49%) of the registered capital; and

(2)                                 Party B’s contribution to the JVC’s registered capital shall be [**], representing fifty-one percent (51%) of the registered capital.

4.4.                            Each Party shall make its capital contribution and provide or raise funds as required by the operation of the JVC as follows:

(1)                                 Each Party shall make its capital contribution at the time of the incorporation of the JVC as follows:

Party A has contributed [**] to Shanghai Huyong’s registered capital. At the stage of Shanghai Huyong’s conversion into the JVC, the Parties agree that Party A is not required to make any additional contribution.

Party B shall make a cash contribution of [**] to the JVC, of which [**] will be contributed to the Increased Registered Capital for Shanghai Huyong’s conversion into the JVC and the balance of [**] will included in the capital reserve account of the JVC.

Party B shall make contribution of 20% of the Increased Registered Capital (i.e.[**]) after this Contract, Articles of Association and Capital Increase Agreement become effective,  and Shanghai Huyong has applied for the foreign-invested enterprise basic information registration with the foreign exchange administration office at its place of registration and opened a special deposit account for Renminbi capital funds (Party A and Party B shall each designate an authorized signatory for such account, and all payment orders in relation to such account will be valid only if jointly signed by the two authorized signatories), but before Shanghai Huyong has applies for the registration of the conversion into a joint venture enterprise with the Shanghai Municipal Administration for Industry and Commerce. Party B shall contribute in full the balance of the Increased Registered Capital and the amount for capital reserve in total of [**] within five

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(5) working days after the establishment of the JVC and the completion of the delivery by the Parties as described in Section 13.05 hereunder. Party B’s failure to pay its contribution on time or in full in accordance with the provisions hereof would constitute a breach of the Contract. Party A shall have the right to demand Party B to pay its contribution in full within one (1) month (the “Extended Period”).  In case Party B still fails to pay in full within the Extended Period, Party A shall have the right to apply with the competent Approval Authority for approval to terminate this Contract, Articles of Association and Capital Increase Agreement, and convert the JVC into the single-member limited liability company wholly owned by Party A. By then, the JVC shall return Party B all capital it actually contributed to the JVC (if any) within five (5) working days from the date of the Approval Authority’s issuance of the approval.

(2)                                 Both Parties shall provide or raise funds for the difference between the total investment amount and registered capital through shareholders loans or by other ways according to the following principles:

Where possible, the JVC shall obtain loan from the financial institutions registered in China that may be required to finance its operation. In case the shareholders are required to provide guarantees in order for the JVC to obtain loan or other financial instruments, the Parties shall provide guarantees in proportion to their respective ownership percentage in the JVC. In case either Party fails to provide guarantee in accordance with the above provisions (referred to as “Non-Providing Party” in this Section), the other Party (referred to as “Providing Party” in this Section) may elect to provide guarantee on behalf of the Non-Providing Party. In such case, in consideration for Providing Party’s provision of the guarantee, the JVC shall pay the Providing Party the guaranty fee calculated on a yearly basis as 2% of the amount of the loan guaranteed by it, and the JVC shall bear all taxes and expenses in relation to such guarantee fee. If creditors have enforced the guaranty against the Providing Party for payment of the amount guaranteed (whether in whole or in part, herein referred to as the “Enforced Payment”), a) the JVC shall refund the Enforced Payment to the Providing Party; b) the JVC shall pay the Providing Party interest on the Enforced Payment (as funds possession fees) at an interest rate same as the interest rate on bank loans of the same type and same term for a period ended on the date on which such Enforced Payment has been fully recovered from the JVC, and c) all taxes and expenses in relation to such payment of interest shall be borne by the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

JVC. Instead of provision of guarantee, the Providing Party may elect to provide financial assistance to the JVC on behalf of the Non-Providing Party through shareholder loans. In such case, the JVC shall pay the Providing Party interest as compensations on the total amount of the loans at an interest rate same as the interest rate on the bank loans of the same term, and bear all taxes and expenses in relation to the payment of the interest.

In case the JVC is unable to obtain funds as described above, the Investing Parties shall provide the required funds to the JVC in proportion to their ownership percentage. If either Party fails to provide funds in accordance with the above provisions (referred to as “Non-Providing Party” in this Section), the other Party (referred to as “Providing Party” in this Section) shall have the right to elect a) to terminate this Contract and liquidate the JVC by giving written notice to the other Party, or b) to purchase the equity interests held by the Non-Providing Party in the JVC in accordance with the provisions of PRC Laws at a price based on valuation.

The JVC shall, upon Investing Parties’ request at any time, pay the principal and accrued interest on the above funds provided by the Parties on a pro rata basis (e.g., the principal and interest paid by the JVC to the Investing Parties shall be in proportions to their perspective contribution to the funds).

(3)                                 The Parties agree that, if further registered capital is required for the operation and development of the JVC, each Party shall make additional capital contribution to the registered capital in proportion to their existing ownership percentage in the JVC. In case either Party fails to make additional capital contribution within its commitment period, with respect to the portion of the additional capital contributions that the Party fails to pay on time (hereinafter as “Unpaid Capital”), the contributing Party may elect, a) to contribute the Unpaid Capital to the JVC’s registered capital, under which case, the ownership percentage shall be adjusted according to the paid-in capital of each Party (pain-in capital of each Party= the appraised value of their respective equity interest in the JVC prior to this capital increase as confirmed by the Parties + their respective actual contribution to the increase of the registered capital of the JVC), and the rights and obligations of each Party in the JVC (including without limitation, the number of Director each Party is entitled to appoint) shall also be adjusted accordingly; or b) to demand the non-contributing Party to make additional contribution and pay a default penalty of 0.05% of the Unpaid Capital per day.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

4.5.                            After the Investing Parties have contributed their Investment, the JVC shall engage a PRC-registered public accounting firm to verify the contributions and to issue a capital verification report. On the basis of such investment verification report, the JVC shall issue Investment Share Certificates to both Parties, which shall specify the name and the Date of Establishment of the JVC, the name of the Investing Party obtaining the certificate, the amount of contributions and date on which such contributions are made, and the date of issuance of the Investment Share Certificate.

CHAPTER V

ASSIGNMENT OF INVESTMENT

5.1.                            If either Party (the “Disposing Party”) wishes to assign, sell or otherwise dispose of all or part of its Investment , the Disposing Party shall give the other Party written notice (the “Assignment Notice”) specifying the terms and conditions of the assignment, and the other Party shall have the right of first refusal.

5.2.                            If the other Party has not exercised its right of first refusal within thirty (30) days from the receipt of the Assignment Notice, such Party shall be deemed to have agreed the assignment, and the Disposing Party may assign, sell or otherwise dispose of all or part of its Investment to any third party on terms and conditions not more favorable than the terms and conditions provided to the other Party. The Disposing Party shall provide the other Party with a copy of the written agreement signed with the purchaser /assignee.

5.3.                            Notwithstanding the foregoing, the Parties agree that Party A may assign all or part of its Investment to the Subsidiaries in which Party A holds 50% or more equity interests, and Party B may assign all or part of its Investment to the Subsidiaries in which its parent company Hutchison China MediTech Limited holds 50% or more equity interests (the “Intra-Group Assignments”). The Parties hereby agree to waive the right of first refusal with respect to the Intra-Group Assignments conducted by the other Party in accordance with the provisions of this Section, and undertake to procure their respectively designated Directors of the JVC to approve the Intra-Group Assignments. In the case of Intra-Group Assignments, the Disposing Party is not required to provide the written assignment agreement signed with the purchaser/assignee to the Other Party. However, prior to the execution of the above assignment agreement, the Disposing Party shall provide documents and materials to the other Party certifying relevant purchaser/assignee complies with the identity requirement for the Intra-Group Assignments (including registration certificates and shareholding structure chart, etc.)

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

5.4.                            In case either Party sells its Investment to a third party or otherwise disposes of its Investment,  the Party shall undertake and procure relevant assignees to undertake:

(1)                                 after the assignment of relevant Investment, the assignee will enjoy the rights and perform the obligation hereby conferred upon the shareholders, as if it were an original Party hereto.

(2)                                 the business of the JVC or the performance of its contracts shall not be interrupted by the sale, assignment or otherwise disposal of such equity interests.

5.5.                            The sale, assignment, pledge or otherwise disposal of Investment by either Party shall be submitted to the Approval Authority for approval as prescribed by PRC Laws. After obtaining the approval from the Approval Authority, the JVC shall go through relevant modification registration formalities with Shanghai Municipal Administration for Industry and Commerce.

5.6.                            Without the consent from the other Party, neither Party may pledge, mortgage or otherwise encumber all or any part of interest in the JVC.

5.7.                            Unless otherwise provided in the above Sections, without the consent from the other Party, neither Party shall assign, sell all or part of its Investment to any third party.

CHAPTER VI

SPECIAL OBLIGATIONS OF THE PARTIES

6.1.                            Party A shall:

(1)                                 [**]

(2)                                 [**]

(3)                                 [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(4)                                 [**]

(5)                                 [**]

(6)                                 [**]

(7)                                 [**]

6.2.                            Party B shall:

(1)                                 [**]

(2)                                 [**]

(3)                                 [**]

(4)                                 [**]

(5)                                 [**]

(6)                                 [**]

CHAPTER VII

REPRESENTATIONS, WARRANTIES AND UNDERTAKING

7.1.                            For the purpose of this Contract, Party A unconditionally and irrevocably represents and warrants, acknowledges to Party B as follows:

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(1)                                 Party A is a company limited by shares duly incorporated and existing in accordance with PRC Law and having an independent legal personality;

(2)                                 Party A has the power and legal capacity to execute and perform this Contract and other documents related to the Contract, to which Party A is a party;

(3)                                 Party A has taken all measures and obtained all authorizations (including but not limited to measures, procedures, authorizations, approvals and permits required to be taken, fulfilled or obtained by its Articles of Association, listing rules of the relevant stock exchanges and applicable PRC Laws) required for executing this contract and all other documents to which Party A is a party;

(4)                                 the documents and materials disclosed by Party A to Party B are all complete, true, accurate and valid in every material aspect; and

(5)                                 Party A acknowledges Party B enters into this Contract with Party A in reliance upon the representations and warranties made by Party A under this Section 7.01.

7.2.                            For the purpose of this Contract, Party B unconditionally and irrevocably represents, and warrants and acknowledges to Party A as follows:

(1)                                 Party B is a limited liability company duly incorporated and existing in accordance with the laws of the Hong Kong Special Administrative Region and having an independent legal personality;

(2)                                 Party B has the power and legal capacity to execute and perform this Contract and other documents related to the Contract, to which Party B is a party;

(3)                                 Party B has taken all measures and obtained all authorizations (including but not limited to measures, procedures, authorizations, approvals and permits required to be taken, fulfilled or obtained by its Articles of Association, listing rules of the relevant stock exchanges and applicable PRC Laws) required for executing this contract and all other documents to which Party B is a party.

(4)                                 the documents and materials disclosed by Party B to Party A are all complete, true, accurate and valid in every material aspect; and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(5)                                 Party B acknowledges Party A enters into this Contract with Party B in reliance upon the representations and warranties made by Party B under this Section 7.02.

CHAPTER VIII
BOARD OF DIRECTORS

8.1.                            The Board of Directors shall consist of five (5) Directors with two (2) appointed by Party A and three (3) appointed by Party B. With authorization from the Board of Directors, no Director shall have any personal liability for any act performed in his capacity as Director of the JVC except for such acts that would constitute violations of the published laws of any jurisdiction to which the JVC or the relevant Director (as the case may be) is subject or the Articles of Association of the JVC.

8.2.                            If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a Director or by removal of such Director by the Party which originally appointed him, the Party which originally appointed such Director shall appoint a successor within thirty (30) days from the date of vacancy and notify the other Party and the JVC in writing; otherwise, it shall be deemed to have waived its rights during the period of vacancy until a successor is appointed.  Such successor shall be appointed to serve out the balance of the term of office of such Director.

8.3.                            There is a Chairman and a Vice-Chairman in the Board of Directors. The Chairman shall be appointed by Party A, and the Vice-Chairman shall be appointed by Party B. The term of office for a Director shall be three (3) years and may serve consecutive terms if reappointed by the Party that originally appointed him/her. Upon the expiry of term of a Director, if the Party that appointed such Director fails to send a notification to the JVC requiring the replacement of the Director, the Director shall be deemed to have been reappointed by such Party. Each Director is entitled to cast only one vote.

8.4.                            The JVC shall convene its first Board meeting within five (5) working days after its incorporation to establish the operation and management organization of the JVC, and to appoint the General Manager to take charge of the JVC’s daily operation. The establishment of the organizational structure of the JVC, its operation, management, financial matters, accounting, audit, human resources management as well as the labour union, shall be implemented in accordance with the Articles of Association of the JVC.

8.5.                            The Board of Directors is the highest authority of the JVC, which discusses and determines the major matters of the JVC. Meetings of the Board shall be

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

held at least once each year at the registered address of the JVC or other places in China or foreign countries designated by the Board of Directors.  The Chairman of the Board shall set an agenda after consultation with the Vice-Chairman of the Board and be responsible for convening and presiding over such meetings. The Board of Directors shall deliver a notification to each Director within ten (10) days prior to the meeting of the board setting forth the agenda, date and location of the meeting. The Vice-Chairman shall convene and preside over the Board meetings if the Chairman is unable or fails to perform his/her functions and duties.

8.6.                            A Supervisor or one-third (1/3) or more of the Directors of the JVC shall have the right to require the Board of Directors to convene an interim meeting to discuss matters specified by them.

8.7.                            In case a Director is unable to attend a Board meeting, he/she may issue a proxy and entrust another person to act as his representative to attend the meeting on his/her behalf.  The representative so entrusted shall have the same rights and powers as the Director.  Should a Director fail to attend or to entrust another to attend, he/she will be deemed as having waived such right.

8.8.                            A quorum for a Board meeting (including regular meeting and interim meeting) shall require the presence, in person or by proxy, of at least three (3) Directors which must include at least one Director appointed by each Party) (the “Quorum”).  The Board of Directors shall not adopt any resolution at a Board meeting where a Quorum is not present. If, at any Board meeting for which the board meeting notice is properly sent, the Quorum is not present, such meeting shall automatically stand adjourned to the same time and place thirty (30) days after the date for the original meeting. If any Director appointed by any Party still fails to attend the adjourned meeting in person or by proxy, the presence of any three Directors shall be deemed to constitute a Quorum, and such meeting shall be deemed to have been duly convened and any resolution adopted at such Board meeting shall have full legal effect.

8.9.                            Each Party shall procure that the Directors appointed by such Party attend in person or by proxy, each of the duly convened Board meetings.

8.10.                     The Directors owe fiduciary duties and duties of care to the JVC and, except as otherwise agreed by both Parties, may not engage in any activities that compete with, or may jeopardize any interests of the JVC.

8.11.                     All of the major matters of the JVC shall be determined by the Board of Directors, including but not limited to:

(1)                                 amendment of the Joint Venture Contract and/or the Articles of Association of the JVC;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(2)                                 the merger of the JVC with any other economic organization, and the split-off of the JVC;

(3)                                 termination or dissolution of the JVC;

(4)                                 the increase, decrease or transfer of the JVC’s registered capital;

(5)                                 important development strategies, operational plans and external investments by the JVC in the future, except for matters specified in item (3) of Section 10.2 hereof;

(6)                                 any material financing by the JVC that exceeds [**], or any financing arranged after the debt to asset ratio of the JVC exceeds 80%;

(7)                                 purchase, disposal or discarding by the JVC of fixed assets or real estate with a value exceeding [**];

(8)                                 any guarantee offered by the JVC to a third party;

(9)                                 investment by the JVC in any derivative financial instruments (stock, security or futures);

(10)                          any material affiliated transaction outside of the daily operations of the JVC in which the amount involved exceeds [**] (For the purpose of this Contract, an “affiliated transaction” shall be governed by the relevant provisions in Accounting Standards for Enterprises No. 36 — Disclosure by Affiliated Parties);

(11)                          execution of a material contract with a term of over five years outside of the ordinary business of the JVC;

(12)                          engagement by the JVC of an auditor to audit the annual financial statements; and

(13)                          appointment of the liquidation committee of the JVC;

Resolutions involving aforesaid material matters shall be adopted by the unanimous affirmative vote of all Directors attending a meeting of the Board. Other resolutions shall be adopted by the affirmative vote of a simple majority of Directors.

8.12.                     Resolutions involving the matters set forth in Section 8.11 (the “Relevant Matters”) shall be adopted by the unanimous vote of all Directors present in person or by proxy at a duly convened Board meeting. In case a deadlock occurs when a board resolution in respect of the Relevant Matters fails to

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

receive the required minimum number of affirmative votes, the Parties shall conduct friendly consultation regarding the Relevant Matters, and re-convene a Board meeting to re-deliberate the Relevant Matters within thirty (30) days. If no resolution regarding the Relevant Matters is adopted, senior management members of both Parties shall negotiate to settle the matters.

If the senior management members of both Parties fail to reach consensus regarding the Relevant Matters within thirty (30) days, any Party (the “Seller”) shall have the right to require the other Party (the “Buyer”) to purchase all of its equity interest in the JVC. If the Buyer is unwilling to purchase the equity interest held by the Seller in whole, the Buyer must sell all of the equity interest it holds in the JVC to the Seller. If the Seller is unwilling to purchase the equity interest held by the Buyer in whole, or if each Party offers to sell its equity interest to the other Party at the same time, the Parties shall apply with the Approval Authority for approval to early dissolve and liquidate the JVC.

The Parties agree, with respect to the equity transfer under this Section 8.12, the transfer price shall be the appraised value of the relevant equity interest in the JVC as determined by a PRC-registered asset appraisal institute jointly appointed by the Parties. Under any of the above circumstances, the Party which sells its equity interest must endeavour to execute all documents necessary for the sale of the equity interest in order to effectuate and perform the sale of equity interest under this Section.

8.13.                     The Board of Directors may adopt a resolution by signing the written resolution or the Board may hold a meeting via teleconference or other methods such that the participants can communicate. A Board meeting so convened is a valid Board meeting, and the relevant Board resolutions should be signed by each Director. The Directors may either jointly sign one copy of the resolutions or separately sign two or more copies thereof; in each case, such resolutions are valid resolutions. Except for resolutions involving the matters set forth in Section 8.11, which may only be adopted by the unanimous vote of all Directors of the Board, written resolutions signed by at least three Directors constitute valid resolutions. The resolutions adopted without meetings will also be kept by a person designated by the Board of Directors.

8.14.                     Except as otherwise specified in the Articles of Association of the JVC, Directors shall perform their duties without any remuneration in general. However, Directors shall receive reimbursement for all out-of-pocket expenses incurred in attending meetings of the Board and may receive remuneration and reimbursement in relation to special tasks assigned to them by the Board under a budget approved by the Board.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

8.15.                     Functions and Duties of the Chairman

(1)                                 The Chairman will perform the following functions and duties in his/her capacity as the legal representative of the JVC:

(i)                                     to convene and presides over the Board meeting;

(ii)                                  to check the implementation status of the Board resolutions and report such status to the Board of Directors;

(iii)                               subject to the Board resolutions and decisions, to provide support to major business activities of the JVC; and

(iv)                              to sign important documents of the JVC in accordance with the authorizations granted by the Board of Directors.

(2)                                 The Vice-Chairman shall assist the Chairman with his/her work and may perform the functions and duties of the Chairman if the Chairman is unable to perform his/her functions and duties due to temporary absence, illness or lack of capacity, or if the Chairman fails to perform his/her functions.

The Chairman, the Vice-Chairman and the Directors shall perform their functions and duties within the scope of authorization granted by the Board of Directors. Without obtaining prior written authorization and consent of the Board of Directors, the Chairman, the Vice-Chairman or the Directors may not represent the JVC to execute any contract, agreement or other legal document.

8.16.                     Each Board meeting shall have detailed minutes with signatures of the Directors/representatives thereof as well as the minute takers. The Directors shall have the right to have their speeches at the Board meetings fully and accurately recorded in the minutes. The minutes shall be prepared in Chinese and kept on file by the JVC.

CHAPTER IX

SUPERVISORS

9.1.                            The JVC shall have two Supervisors, and each Party shall appoint one Supervisor.  The Supervisors shall have a term of three (3) years and may serve consecutive terms. Each Party may decide to replace the Supervisor appointed by such Party at any time. Upon the expiry of term of a Supervisor, if the Party who appointed such Supervisor fails to send a notification to the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

JVC requiring the removal of the Supervisor, the Supervisor shall be deemed to have been reappointed by such Party.

9.2.                            The Supervisors will perform the following functions and duties:

(1)                                 to examine the JVC’s financial affairs;

(2)                                 to monitor the acts of the Directors and senior personnel when carrying out their duties in relation to the JVC, and to make proposals to remove from their positions any Directors or any senior personnel who violate PRC Laws or the Articles of Association of the JVC;

(3)                                 to require the Directors or senior personnel to rectify their conduct when any of their actions damage the interests of the JVC;

(4)                                 to propose to convene interim Board meetings;

(5)                                 to put forward proposals at Board meetings;

(6)                                 to bring lawsuits against Directors or senior personnel in accordance with Section 152 of the Company Law; and

(7)                                 other functions and duties that should be performed by the Supervisors.

9.3.                            The Supervisors may attend and observe Board meetings, and make inquiries or give advice in respect of matters set forth in Board resolutions. Any of the Supervisors may investigate into abnormalities that he/she finds in the JVC’s operation, and may engage advisers such as an accounting firm to assist with the investigation as and when needed, the cost of which shall be assumed by the Party who appoints such Supervisor.

9.4.                            The Party who appoints the Supervisor shall be responsible for all expenses necessary for such Supervisor to exercise his/her functions and duties.

CHAPTER X

MANAGEMENT ORGANIZATION

10.1.                     The JVC shall implement a system whereby the General Manager assumes responsibility under the leadership of the Board of Directors. The operation and management organization shall have one General Manager, one Managing Deputy General Manage and one CFO. The General Manager shall be responsible for the daily operation and management of the JVC. The Parties agree that the General Manager and the CFO of the JVC shall be nominated by Party B and appointed by the Board of Directors; the Managing Deputy

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

General Manage shall be nominated by Party A and appointed by the Board of Directors. The General Manager, the Managing Deputy General Manage and the CFO shall have the terms of three years and may serve consecutive terms upon approval by the Board. The General Manager is entitled to appoint other senior management personnel and determine compensation and benefits for these positions. The General Manager is the legal representative of the JVC. Directors may serve as senior management personnel.

10.2.                     The General Manager shall perform the following functions and duties:

(1)                                 to organize and carry out resolutions of the Board of Directors, and report work to the Board of Directors;

(2)                                 to take charge of the day-to-day operation, business and financial management of the JVC in all aspects;

(3)                                 to draft development plans, annual budgets, annual fixed assets purchase plans, annual production and operational plans and profit distribution plans of the JVC, and submit such plans to the Board of Directors for approval;

(4)                                 to draw up plans for setting up internal management organizations of the JVC;

(5)                                 to draw up basic management policies of the JVC;

(6)                                 to draw up the Articles of Association of the JVC;

(7)                                 appointment, reward and punishment, and dismissal of management personnel or working personnel except those who should be appointed or dismissed by the Board of Directors;

(8)                                 to deal with important external business matters on behalf of the JVC;

(9)                                 other functions and duties as authorized by the Board of Directors.

10.3.                     Unless otherwise approved by the Board of Directors, when performing his/her functions and duties, the General Manager may not change Board resolutions or exceed the scope of authorization, mortgage or pledge the JVC’s assets without approval, or engage in any form of hedging in the futures market. The General Manager shall submit a monthly operation and financial report to the Chairman of the Board of Directors.  Such report shall be submitted within thirty (30) days following the close of month reported.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

10.4.                     The Parties agree that the operation and management, business development, financial plans and the implementation plan for each particular work of the JVC should be implemented by the General Manager pursuant to the plans approved by the Board of Directors.

10.5.                     If the General Manager is unable to perform his/her functions and duties for a long time due to lack of capacity or other reasons, in order to maintain normal operation of the JVC, the Board of Directors must convene a special meeting within ten (10) days to appoint the candidate nominated by Party B as the new General Manager. The functions and rights of the General Manager shall be assumed by the CFO before the appointment of a new General Manager.

10.6.                     The General Manager reports to the Board of Directors. The General Manager and other senior management personnel may not engage in any activities that compete with, or jeopardizes any interests of the JVC.

10.7.                     The Board of Directors may decide to remove and replace the General Manager, the Managing Deputy General Manage or the CFO who has has committed a corrupt act or gross dereliction of duty with a person nominated by the Party which originally appointed the General Manager, the Managing Deputy General Manage or the CFO.

10.8.                     The Parties undertake that, after incorporation of the JVC, all affiliated transactions between the JVC and Party A or Party B or any of their Affiliates shall comply with the arm’s length principle, and may not jeopardize the interests of the JVC and/or any of the Shareholders by imposing unfair transaction conditions. Otherwise, the liable party shall compensate the JVC or any shareholder for the actual losses incurred or suffered by them (provided that there is substantial evidence that the interests of the JVC and/or any Shareholder have been damaged).

CHAPTER XI

PURCHASE OF EQUIPMENT AND MATERIAL

11.1.                     Save as those that require unanimous approval by all Directors, the management team shall make decisions on the procurement of the equipment, raw materials, testing equipment, fuels, accessories and parts, transportation facilities, office supplies etc. that are required for the operation of the JVC.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

CHAPTER XII

DISTRIBUTION AND PRODUCT PROCESSING BUSINESS

12.1.                     Both Parties agree that the JVC shall have the right to continue its existing operation and business model. If, in the future, it is necessary for the JVC to sell the drugs it is permitted to operate through Party A or its Subsidiaries designated by Party A (collectively, the “Party A Distributors”), the JVC shall give the priority to providing, at reasonable market price, the drugs to Party A Distributors, and then Party A Distributers will, through its distribution networks, distribute such drugs to customers (including other drug distributors, hospitals, dispensaries, clinics and consumers etc.), provided that the distribution terms and conditions offered to the JVC by the Party A Distributors are the same as would be obtained by the JV from other drug distributors. The JVC shall enter into distributorship agreements with the Party A Distributors with respect to the sale of drugs through the networks of the Party A Distributors, the terms and conditions of which shall be determined in accordance with the commercial practices of the industry and on arm’s length basis. The Party A Distributors shall make timely payment of the drug price to the JVC, and prioritize the drug distribution orders which they have received from the JVC to ensure the drugs of the JVC would be delivered to the relevant customers in a timely, accurate and proper manner. The JVC shall timely assess the services provided by the Party A Distributors, and continue the operation on the condition that the drug distribution services delivered by the Party A Distributors remain competitive in the market. Specific requirements shall be finalized in the distributorship agreement. The terms “distribute” or “distribution” mentioned in this Section shall mean that the drug distributors sell and deliver the drugs they are permitted to operate to other drug distributors, hospitals, dispensaries, clinics and consumers etc.

12.2.                     If it is necessary for the JVC to process or manufacture any products in the future, it shall, under the same conditions, give priority to the production enterprises of Party A to carry out the production and further processing. The production enterprises of Party A shall cooperate with the JVC on arm’s length basis in accordance with the market conditions.

CHAPTER XIII

DISPOSAL OF CREDITS AND DEBTS AND TRANSITIONAL ARRANGEMENTS

13.1.                     Unless otherwise provided in the Contract, the JVC shall succeed to and assume all of the rights, liabilities and obligations of Shanghai Huyong.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

13.2.                     The Appraisal Report in Appendix A hereto reflects the appraised value of the assets of Shanghai Huyong at the Appraisal Date, and based on which, the Parties have determined the amount of capital that Party B has to contribute to acquire 51% of the equity interest in the JVC. Considering that Shanghai Huyong continues in business as a going concern, and there have been changes in the Shanghai Huyong’s operations from the Appraisal Date to the Date of Establishment of the JVC, both Parties agree to jointly engage a PRC-registered accounting firm (the “Auditor”) within 5 working days from the Date of Establishment to audit the financial report of Shanghai Huyong for the period ended on the Date of Establishment of the JVC. If the Auditor determines the net asset value on the Date of Establishment of the JVC (excluding all the profits generated after January 1, 2013 or June 31, 2013 depending on the Date of the Establishment of the JVC as set out in Section 13.07) is lower than [**], Party A shall promptly pay to the JVC an amount equals to such difference in cash. If the net asset value (excluding all the profits generated after January 1, 2013 or June 31, 2013 depending on the Date of the Establishment of the JVC as set out in Section 13.07) exceeds [**], Party A shall not be required to make any payment to the JVC and the JVC shall not be required to refund the difference to Party A either. The JVC shall prepare its general ledger based on the audited financial statement for the period ended on the Date of Establishment (in the case that Party A is required to pay the difference to the JVC in accordance with the provisions of this Section, the audited financial statements which reflects the payment of the difference shall be used as the basis).

13.3.                     Both Party A and Party B agree that Party A shall fully indemnify the JVC and/or Party B all the losses incurred to them (including litigation and legal expenses) with respect to all tax liabilities, administrative penalties, indebtedness (including contingent debts except for the debts set forth in Section 13.04 herein (i.e. the additional debts incurred, on fair and reasonable terms, to Shanghai Huyong related to its normal operations in the ordinary course of business after the date hereof)), guarantees, liabilities, obligations, claims, compensation (if any), which are outstanding as of the date hereof or continues after the date hereof and not disclosed in Appendix B hereto, arising from or in consequence of the execution and performance of contracts or engagement of other business activities by Shanghai Huyong, whether the demands or the claims against the JVC and/ or Party B are brought before or after the Date of Establishment of the JVC.

13.4.                     Party A undertakes that prior to the completion of the delivery as described in Section 13.05 herein, Shanghai Huyong shall carry on its business and enter into contracts, agreements, guarantees or undertakings for fair and reasonable market value in its normal course of business, and shall not take any action or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

act in any manner which may be detrimental to the JVC. Party A shall indemnify the JVC and/or Party B from all losses (including but not limited to the liquidated damages or penalties for early termination or rescission of the relevant documents by the JVC unilaterally upon the decision of the Board of Director, which the Board considers detrimental to the interests of the JVC) incurred to the JVC and/ or Party B.

13.5.                     Party A shall, within 5 working days from the Date of Establishment of the JVC, assist the working group designated by JVC in stocktaking, counting and confirming the inventory of Shanghai Huyong , and deliver to the JVC all the assets and documents of Shanghai Huyong, including but not limited to stamps, licenses and certificates, bills, financial seals, financial statements, accounting information, business information, rules and regulations, employee information (including labour contracts, social security payment information, resume, etc.), contracts and other legal documents, and electronic files thereof. The JVC shall confirm to Party A in writing the receipt of the assets and documents as per above provision. If Party B, in the delivery process, is aware of any circumstance which is materially inconsistent with the representations, warranties or undertakings made by both parties herein (including the appendices), the Parties shall promptly resolve it through negotiations. If no agreement is reached within one month since the commencement of the negotiations, Party B shall have the right to terminate this transaction, this Contract, the Articles of Association and the Capital Increase Agreement. In that case, Party A shall, within 5 working days upon its receipt of the written notice of termination from Party B, execute the necessary documents and jointly with Party B apply to the competent Approval Authority for the termination of this Contract, the Articles of Association and the Capital Increase Agreement, and process the formalities to covert the JVC back to a single-member limited liability company wholly owned by Party A. The JVC shall return Party B all the actual capital contribution made by Party B to the JVC (if any) within 5 working days from the date of the issuance of approval by the competent Approval Authority.

13.6.                     Party A shall be responsible for handling the legal and economic connections and assume any liabilities of the investment projects (if any) which are not taken up by the JVC so as to ensure under no circumstance, will the JVC be liable for any consequences in connection therewith.

13.7.                     Party A further agrees and acknowledges a)  if the Date of Establishment of the JVC is not later than December 31, 2013, Party A and Party B shall share all profits of Shanghai Huyong/the JVC generated after the Appraisal Date in the proportions 49% to Party A and 51% to Party B; and b) If the Date of Establishment of the JVC is later than December 31, 2013, only Party A shall be entitled to the profits of Shanghai Huyong/ the JVC generated during the

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

period from the Appraisal Date to June 30, 2013, while all profits of Shanghai Huyong/ the JVC generated after June 30, 2013 shall be shared between Party A and Party B in the proportions 49%  to Party A and 51% to Party B.

CHAPTER XIV

LABOUR MANAGEMENT

14.1.                     Employee policies including the hiring, employment, dismissal, wage system, remuneration, labour insurance, welfare and benefits, penalty and rewards etc. shall be formulated by the General Manager in accordance with the Labour Law of the People’s Republic of China and other applicable PRC Laws and submitted to the Board of Directors for approval and execution.

14.2.                     Pursuant to Chapter 13 of the Regulations for the Implementation of the Law of the People’s Republic of China on Chinese-foreign Equity Joint Ventures, employees of the JVC who are eligible to join trade unions shall have the right to establish a trade union to represent their interests and to develop trade union activities and other activities permitted by the PRC Laws.

14.3.                     The General Manager, within the powers authorized and delegated by the Board of Directors, shall have the discretion to determine, in accordance with the PRC labor management laws, the conditions of employment of the staff and workers of the JVC, internal rules, procedures and standards for hiring, firing and disciplining employees and arrangements for work and leave, etc.

14.4.                     The engagement, wages and benefits, social insurance, welfare etc. of the General Manager and the Managing Deputy General Manager of the JVC shall be discussed and decided upon at a Board meeting in accordance with the prevailing local market conditions.

14.5.                     Party A confirms that Shanghai Huyong has fifty (50) employees or dispatched employees (the “Personnel”), out of which, a) forty-four (44) have entered into employment contracts Shanghai Huyong; b) one is Party A’s employee and has been seconded to Shanghai Huyong, hereinafter referred to as the “Party A Employee”, c) two are dispatched employees dispatched by labor dispatch agencies; and d) three are retired-rehired staff who have employment relationship with Shanghai Huyong. Details of the Personnel of Shanghai Huyong are set forth in Appendix C hereto — List of Personnel. Party A represents and warranties that information disclosed in Appendix C hereto is true, accurate and complete.

Party A and Party B agree the Personnel listed in Appendix C (except for the Party A Employee, the “Transferred Employees”) shall be transferred to and

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

employed by the JVC on the same compensation term and with the same employment methods (by entry into labor contracts, rehire of the retired employees or dispatch from labor dispatch agencies), and the JVC shall not terminate any of the Transferred Employees within one year from the Date of Establishment of the JVC, except for those who have seriously violated the employee policies of the JVC. However, the JVC may adjust the Transferred Employees’ position as it deems appropriate in light of its business operations. Prior to the Date of Establishment of the JVC, Party A shall reach settlements with Shanghai Huyong’s employees or dispatched employees (if any) and that are not listed in Appendix C hereto and the JVC shall not be held responsible for any legal or economic liabilities arising therefrom.

14.6.                     Both Parties further acknowledge, agree and warrant that the term of service, welfare, social security expenses, compensations or severance packages with respect to the Transferred Employee shall be implemented pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other applicable PRC Laws.

14.7.                     Both Parties agree, acknowledge and undertake that, they shall procure, upon the establishment of the JVC, the JVC enters into necessary documents with the Transferred Employees or labor dispatch agencies pursuant to the principals set forth in Sections 14.05 and 14.06 herein to establish the rights and obligations between the JVC and the Transferred Employees or labor dispatch agencies.

Both Parties further agree and acknowledge that a) JVC shall not be held responsible for any liabilities in respect of the individual tax withholding, social insurance and housing fund contribution related to the Transferred Employees occurred prior to the Date of Establishment of the JVC, and Party A shall indemnify the JVC all losses suffered by the JVC in respect thereof arising from administrative sanctions, third party claims or suits; b) Party A shall have liability for the payment of long service benefits, compensation or severance to certain employees of Shanghai Huyong who have left Shanghai Huyong prior to the Date of Establishment and JVC shall take no economic or legal responsibility or obligation in any form therefor; and 3) with respect to the Transferred Employee who are entitled to severance payment calculated based on the their consecutive length of service upon the termination of the employment with the JVC, if Party A fails to disclose their length of services in Appendix C hereto, Party A shall be held responsible for such severance payment.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

CHAPTER XV

TAXATION

15.1.                     The JVC shall pay various taxes in accordance with PRC Laws and shall enjoy all preferential policies and treatments granted by the Central Government and Shanghai Municipal Government.

15.2.                     The employees of the JVC shall pay their respective income tax as provided under the Individual Income Tax Law of the People’s Republic of China.

CHAPTER XVI

FINANCIAL AFFAIRS AND ACCOUNTING

16.1.                     The JVC shall establish an accounting organization, provide itself with accounting personnel and formulate its accounting system in accordance with the Accounting System of the People’s Republic of China issued by the Ministry of Finance and in the light of its own actual circumstances.

16.2.                     The JVC shall prepare monthly, quarterly and annual financial statements, including a profit and loss statement, balance sheet, cash flow statement and statement of changes in equity.

The Board of Directors shall engage an internationally recognized PRC qualified public accounting firm as an independent auditor which shall examine and verify the annual financial reports of the JVC in accordance with PRC laws and by reference to internationally used accounting methods.

Such annual financial reports and audit reports shall be delivered to each Director at least ten (10) days before the same are submitted to the Board of Directors for approval.

The Annual financial reports and annual audit reports which have been approved by the Board of Directors shall be delivered to the Parties and the relevant governmental authorities for filing according to PRC Laws.

16.3.                     Both Parties agree that if either Party provides conclusive evidence proving that the audit reports issued by the internationally recognized accounting firm engaged by the Board of Directors of the JVC pursuant to Section 16.02 above contain significant errors or untrue statements, the Parties shall consult with each other and procure the JVC, in the next fiscal year, to engage another PRC

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

qualified and internationally recognized public accounting firm registered in the PRC to be the independent auditor to audit the accounts of the JVC and issue audit report accordingly.

16.4.                     All expenditure documents of the JVC shall be valid only if jointly signed by the General Manager (or a person authorized thereby) and CFO, except as otherwise determined by the Board of Directors of the JVC. The JVC shall use the invoices issued by the tax authority as evidence of receipt and payment. The invoices issued for the oversea (including Hong Kong and Macao) purchase of merchandise such as machinery, equipment, parts and components (where the custom declaration is required) will be deemed valid only if supported by declaration forms with the PRC ports of entry or custom declaration forms with the PRC customs.

16.5.                     The JVC shall adopt the internationally used accrual basis of accounting and the debit and credit method of keeping accounts in its accounting. All vouchers, books, receipts, statements and other accounting documents shall be printed in Chinese. The JVC shall use Renminbi as its standard bookkeeping currency. Save as those accounted for in standard bookkeeping currency, the foreign accounts including cash, bank deposits, other currency payments, as well as credits and debts, revenue and expenses etc. relation to transactions dominated in foreign currencies shall be accounted for and expressed in foreign currencies and converted into Renminb in the preparation of the financial statements report. The exchange difference resulted from the conversion shall be accounted for as exchange gains and losses. The changes in exchange rate and the balance of each foreign currency accounts shall be handled pursuant to the applicable PRC Laws and the provisions under the financial accounting system.

16.6.                     Except for the first year of the establishment of the JVC, the fiscal year of the JVC shall run from January 1 to December 31 of the Gregorian calendar year.

16.7.                     The net profits of the JVC shall be subject to the applicable corporate accounting standards.

16.8.                     After the offset of cumulative losses, Three Funds shall be set aside out of the JVC’s net profits and the specific amounts and the percentages for the various funds shall be decided upon by the Board of Directors. In the event of the liquidation of the JVC, any unused portion of the reserve fund and expansion fund shall be treated as part of the assets of the JVC.

16.9.                     Both Parties agree that the JVC shall adopt a dividend distribution policy allowing to distribute dividends to the maximum extent possible, which means, after the offset of cumulative losses (if any) for previous years , JVC shall distribute at least 50% of its distributable profits to the shareholders in

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

proportion to their perspective ownership percentage. The dividend payout ratio and time of making such distribution shall be determined by the Board of Directors of the JVC based on the prevailing operating status of the JVC.

CHAPTER XVII

FOREIGN EXCHANGE CONTROL

17.1.                     All matters in relation to foreign exchange control of the JVC shall be dealt in accordance with the Regulations on Foreign Exchange Control of the People’s Republic of China.

17.2.                     The JVC may open Renminbi accounts and foreign currency accounts within or outside China pursuant to the applicable laws and regulations.

17.3.                     The JVC shall be responsible for balancing its foreign exchange revenues and expenditures.

CHAPTER XVIII

EFFECTIVE DATE, TERM AND TERMINATION

18.1.                     This Contract shall come into effect on the Effective Date.

18.2.                     The operating period of the JVC shall be fifty (50) years, commencing from the Date of Establishment of the JVC. Upon expiry of the Joint Venture Term, the Parties may consult to each other and decide to apply for extension of the Joint Venture Term.  If the Investing Parties unanimously agree to extend the Joint Venture Term, and after a resolution to that effect is adopted at a Board meeting, a written application shall be submitted to the Examination and Approval Authority six (6) months prior to expiry of the Joint Venture Term. The term shall be extended only upon approval of such application. The procedures for amendment of registration shall be carried out with the registration authority.

18.3.                     If both Investing Parties consider it to be in their best interests to terminate the JVC, they may terminate the JVC early. In case of such early termination, a resolution to that effect shall be adopted by unanimous approval of all Directors in attendance at a Board meeting and such early termination shall be reported to the Approval Authority for approval.

18.4.                     Either Party shall may terminate the Contract prior to expiry by giving written notice to the other party, if any of following circumstances occurs:

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

(1)                                 the other party becomes bankrupt, shutdown or is liquidated;

(2)                                 the other Party has materially breached the terms of this Contract and failed to cure such breach and/ or take the liability for breach within sixty (60) days from the receipt of the written notice from the non breaching Party, requiring it to ratify such breach;

(3)                                 the other Party attempts or takes any step to transfer its equity held in the JVC in violation of any of the provisions set forth in this Contract;

(4)                                 all or substantial part of the JVC’s assets have long been requisitioned by any governmental authority for a long period of time;

(5)                                 any competent governmental authority requires any Party to revise any provisions of this Contract or impose any conditions or restrictions on the implementation of this Contract, causing material adverse consequences to the JVC or any Parties’ benefits;

(6)                                 the JVC is unable to continue its business operations due to its inability to make up the accumulated losses or the occurrence of irreparable serious damages to its assets; and

(7)                                 the JVC is rendered unable to continue its normal operation by an event or its consequence of Force Majeure as defined in Section 22.1 herein which continues in existence for over one hundred and eighty (180) days.

The Articles of Association and the Capital Increase Agreement shall be terminated upon the early termination of this Contract. However, the early termination of the above documents shall not prejudice the right of the non-breaching Party to hold the breaching Party responsible for its breaches.

18.5.                     If either Party issues a notice for the purpose of terminating this Contract, the Parties shall negotiate and endeavor to eliminate the cause for termination within two (2) months from the date of the issuance of such notice. If, by the end of such two-month period, both Parties fail to agree on the solution to such issues, the JVC shall submit an application to the Approval Authority for early termination (unless the acquisition of equity interest occurs in accordance with provisions of Section 18.06 below).

18.6.                     If the Joint Venture Term is not extended pursuant to Section 18.2 or the Parties fail to reach a negotiated solution after either Party has delivered a notice of early termination pursuant to Section 18.5, the JVC shall continue its

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

operation only if a Party (the “Purchaser”) notifies the other Party (the “Seller”) of its intention to acquire the equity of the JVC held by the Seller (the “Acquisition Notice”),  and the acquisition of such interests shall be proceeded on the following terms and conditions:

18.7.

(1)                                 the Parties shall negotiate the purchase price to their satisfaction. If Party A and Party B fail to reach a mutually acceptable purchase price within one (1) days from the date of its receipt of the Acquisition Notice, the purchase price shall be determined pursuant to Section (2) below;

(2)                                 the Parties shall, within two (2) months from the date of the issuance of the Acquisition Notice, jointly engage an asset appraisal firm registered in the PRC to conduct a valuation on the JVC. The valuation shall be completed within one (1) month subsequent to the above engagement and shall be determined based on the assumption that the JVC continues in business as a going concern. The purchase price shall be equal to the product of a) value of the JVC as determined based on the joint valuation multiplied by b)the percentage of registered capital held by the Seller at that time;

(3)                                 Unless otherwise agreed in writing by both Parties, the Purchaser shall, within seven (7) days from the effectiveness date of the relevant equity transfer agreement, pay eighty percent (80%) of the purchase price determined pursuant to Sections (1) or (2) above to the Seller, and pay the balance of twenty percent (20%) of the purchase price within seven (7) days after the transfer formalities have been duly and legally completed.

18.8.                     Prior to any liquidation of the JVC, both Investing Parties shall continue the performance of their obligations and exercise of their rights, and ensure the ordinary operation of the JVC.

CHAPTER XIX

LIQUIDATION AND DISPOSAL OF THE ASSETS OF THE JOINT VENTURE COMPANY

19.1.                     In the event of the early termination of the Contract or upon expiry of the Joint Venture Term, the Board of Directors shall appoint a liquidation committee which has the authority to represent the JVC in all legal matters and shall

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

value and liquidate the JVC’s assets in accordance with the applicable PRC Laws and regulations and the principles set out herein.

19.2.                     The Liquidation committee shall be made up of five (5) members, of which two (2) members shall be appointed by Party A and three (3) members shall be appointed by Party B.  Members of the liquidation committee may, but need not, be the Directors of the JVC. Subject to the consent of the Board of the Directors, the liquidation committee may also appoint professional advisors, such as accountants and lawyers qualified in the PRC, to assist the liquidation committee.

19.3.                     The liquidation committee shall conduct a thorough examination of the JVC’s assets and liabilities, on the basis of which it shall develop a liquidation plan which, if approved by the Board of Directors, shall be executed under the liquidation committee’s supervision.

19.4.                     In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price in foreign currency for the JVC’s assets and business.  To the extent permitted under the PRC Laws, consideration shall be given to sale of the JVC’s assets or business by public auction or by tender open to domestic and foreign bidders with a view towards obtaining prices at international market rates.  If necessary, Renminbi shall be converted to foreign exchange in accordance with the relevant PRC Laws.  Any cost in relation to the conversion of Renminbi into foreign currency shall be deemed as liquidation expenses.

19.5.                     The liquidation expenses, including remuneration to members and advisors of the liquidation committee, shall be paid out of the JVC’s assets in priority to the claims of other creditors.

19.6.                     After the liquidation of the JVC, the balance of its assets shall be distributed between the Parties in proportion to their respective contribution to the registered capital of the JVC.

19.7.                     On completion of all liquidation procedures, the liquidation committee shall submit a final report approved by the Board to the Examination and Approval Authority, and hand in the JVC’s Business License to the original registration authority and complete all other formalities for nullifying the JVC’s registration.  Party B shall have the right to obtain copies of all of the JVC’s accounting books and other documents but the originals thereto shall be left in the care of Party A.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

CHAPTER XX

INSURANCE

20.1.                     All items of insurance of the JVC shall be taken out by the JVC from the insurance company which it considers most suitable as permitted by Chinese law.  The risks insured, insured values, coverage periods, etc., shall be discussed and decided upon at meetings of the JVC’s Board of Directors in accordance with the regulations of the insurance company.

CHAPTER XXI

AMENDMENT OF THE CONTRACT

21.1.                     This Contract (including its appendices) may be amended only by written agreement executed by the Investing Parties. Amendments involving matters which require governmental approvals shall come into effect upon the approvals of the Approval Authority.

CHAPTER XXII

FORCE MAJEURE

22.1.                     “Force Majeure” referred herein shall mean the occurrence of any event or circumstance after the date hereof that is non-foreseeable (or inevitable or beyond control even has been foreseen), inevitable or not capable of being overcome and such event prevents, hinders or substantially affects any Party’s performance of all or part of its obligation of this Contract. Force Majeure includes, but not limited to, earthquakes, typhoons, floods, fires, strikes, wars, terrorist attacks or riots, etc.

22.2.                     Unless otherwise provided herein, if a Force Majeure event occurs after the execution of this Contract, and the Party affected (the “Affected Party”) is unable to perform or unable to fully, promptly and appropriately perform any of its obligations hereunder, the performance of the relevant obligations by the Affected Party shall be suspended during the delayed period which the Force Majeure event occurs, and the performance period shall automatically be extended for the same period of the time as the suspension period. The Affected Party shall not be liable for breach of contract. However, the Affected Party shall, via facsimile or express delivery, provide details of the Force Majeure event to the other Party within 7 days after the occurrence of the Force Majeure event or the restoration of the communication conditions, stating in details the reason why the Affected Party was unable to fully, promptly and appropriately perform its obligations hereunder, and the relevant documents issued by local authority proving the occurrence of such Force Majeure event and its duration. The Affected Party who fails to provide the

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notification and relevant proofs shall not claim a Force Majeure event and will not be exempted from liabilities for breach of contract pursuant to the provisions herein.

22.3.                     The Affected Party shall promptly take all reasonable and practice measures to eliminate or mitigate the effects of any Force Majeure event, and shall promptly resume the performance of its obligations as soon as the Force Majeure event is eliminated or mitigated. The Affected Party who fails perform the aforesaid obligations shall assume the liability for breach of contract with respect to the extended losses arising therefrom or liability for failure to resume the performance of the obligations hereunder as soon as the effects of the Force Majeure event are eliminated or mitigated.

CHAPTER XXIII

SETTLEMENT OF DISPUTES AND GOVERNING LAW

23.1.                     Any dispute arising from this Contract shall be settled through friendly consultations between both Parties.  If a dispute cannot be settled within sixty (60) days after the commencement of consultations, then a Party to the dispute may submit it to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures.  Such arbitration shall be final and binding on both Parties.

23.2.                     During the period of arbitration of a dispute, the Investing Parties shall continue to perform their obligations hereunder, except for those obligations involved in the matter under dispute, and to exercise their rights hereunder.

23.3.                     The execution, validity, interpretation and performance of this Contract and the settlement of disputes related to this Contract shall all be protected and governed by PRC Laws.

CHAPTER XXIV

CONFIDENTIALITY

24.1.                     Both Parties hereby agree that they shall not disclose to any third party (other than any legal or accounting advisor or other advisors engaged by both Parties for the purpose of performing the transactions hereunder) any part of this Contract (including its Appendices), or any other agreements that either Party may be negotiating, or details of confidential negotiations for the abovementioned agreements, or any business or secrets disclosed by either

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Party, except as required by law, the stock exchange, property exchange or regulatory bodies, or for purpose of preforming one Party’s obligations under the abovementioned Contract or agreements.  When such requirement to disclose has arisen, the disclosing Party shall obtain the other Party’s written consent prior to the disclosure, which consent shall not unreasonable delayed.

24.2.                     The Parties shall cause their Directors and other Working Personnel, and those of their Subsidiaries or Affiliates, also to comply with the confidentiality obligation set forth in Section 23.01 above.

24.3.                     The obligations under Sections 23.01 and 23.02 above shall survive the termination of this Contract and the termination and dissolution or liquidation of the JVC howsoever caused.

CHAPTER XXV

BREACH OF CONTRACT

25.1.                     If a Party fails to perform any of its obligations under this Contract or if a Party’s representation or warranty under this Contract is untrue or materially inaccurate, such Party shall be deemed to have breached this Contract. Unless otherwise provided herein, the Party in breach shall have sixty (60) days from the receipt of notice from the non-breaching Party specifying the breach to correct such breach if remediable.  If a curable breach is not cured within sixty (60) days, the breaching Party shall indemnify the other party against any losses arising from such breach. If a breach is not curable, the breaching Party shall immediately indemnify the other party against any losses arising from such breach.

CHAPTER XXVI

GENERAL PROVISIONS

26.1.                     The invalidity of any provision of this Contract (including Appendices) shall not affect the validity of any other provision of this Contract.

26.2.                     This Contract is written in Chinese and executed in four counterparts.  Each Party holds one copy and the other two copies are used for the processing of the approval and registration formalities with the government.  Each copy shall have the same legal effect.

26.3.                     This Contract and its Appendices attached hereto constitute the entire agreement between the Parties with respect to the subject matter of this

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Contract and supersede all prior discussions, negotiations and agreements between them.

26.4.                     Any notice or written communication provided under Contract by one Party to another, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese and promptly sent or delivered by one Party to another Party by facsimile or express mail. With respect to the communications and notices given pursuant to the provisions herein, it shall be deemed to have properly served on the Party on the first (1) working day by facsimile (provided that the sender has received a report indicating the message is successfully sent) or on the second (2) working day from the date after being sent by express mail. All the notices and communications shall be sent to the below addresses or facsimile numbers, until the same is changed by notice given in writing to the other Party:

Party A: Sinopharm Group Co., Ltd. [国药控股股份有限公司]

Address: 6F, 221 Fuzhou Road, Huangpu District, Shanghai, China

Attention: General Manager

Facsimile: (86-21) 2305-2241

Party B: Hutchison Chinese Medicine GSP (HK) Holdings Limited [和黄中国医药分销(香港)控股有限公司]

Address: Suit 2018, 21F, Hutchison House, 10 Harcourt Road, Central, Hong Kong

Attention: Director

Facsimile: (852) 2121-8281

CHAPTER XXVII

APPENDICES

27.1.                     The appendices of this Contract include:

(A)                               Appraisal Report of Enterprise Value;

(B)                               Confirmation of Shanghai Huyong’s Existing Contracts and Outstanding Debts; and

(C)                               List of Personnel.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Contract is signed as of the date stated at the top of the first page by the duly authorized representatives of the Investing Parties.

[No text on this page below]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Party A:	Sinopharm Group Co., Ltd. [国药控股股份有限公司]

Legal Representative:	/s/ WEI Yulin

[Signature: WEI Yulin and company seal]

Party B:	Hutchison Chinese Medicine GSP (HK) Holdings Limited [和黄中国医药分销(香港)控股有限公司]

Authorized Representative:	/s/ Christian Lawrence Hogg

[Signature: Christian Lawrence Hogg and company seal]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.